UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 6, 2025

Aureus Greenway Holdings Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-42507	99-0418678
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2995 Remington Boulevard Kissimmee, Florida	34744
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (407) 344 4004

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AGH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On August 6, 2025, Aureus Greenway Holdings Inc. (the “Company”) received formal written notice from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company has regained compliance with the $1.00 minimum bid price requirement for continued listing on The Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”) and that this matter is now closed.

As previously disclosed in a Current Report on Form 8-K dated May 7, 2025, on May 6, 2023, the Company received written notice from Nasdaq indicating that the Company was not in compliance with the Bid Price Rule, and in accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was given until November 3, 2025, to regain compliance.

On August 7, 2025, the Company issued a press release announcing the Company’s regaining of compliance with the Bid Price Rule, which is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed herewith:

Exhibit No.	Description
99.1*	Press Release of the Company dated as of August 7, 2025 entitled “Aureus Greenway Holdings Inc. Regains Compliance with Nasdaq Minimum Bid Price Rule”
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

* Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2025

Aureus Greenway Holdings Inc.

By:	/s/ ChiPing Cheung
Name:	ChiPing Cheung
Title:	Chief Executive Officer, President and Director